CONSULTING AGREEMENT

As of July 21, 2000 I have been engaged as a consultant with Elast Technologies, Inc. (the "Company"). In that role I have advised and will continue to advise the Company concerning bona-fide business matters as generally described below. I will receive, as part of my compensation for these services, common stock of the Company in an amount to be determined. I hereby acknowledge the following representations to the Company.

I certify that I have not, and do not intend to, consult with or advise the Company, as part of this Agreement, in connection with the offer or sale of its securities in a capital-raising transaction, and have not and will not directly or indirectly promote or maintain a market for the Company's securities. I enter into this agreement as a natural person on my own behalf, not on behalf of any corporation, partnership, or other entity.

Signed this 21st day of July, 2000,




/s/ Edward T. Whelan
          Signature


Edward T. Whelan
          Print Name

General Services to be provided:

    Consulting Services. Effective as of July 21, 2000 by and subject to the terms and conditions herein contained, Edward
Meyer, Jr. and Edward T. Whelan shall provide business management, marketing consulting and advisory services to ESTG. Such services shall include (a) the preparation, implementation and monitoring of business and marketing plans, (b) advice concerning production layout and planning and internal controls and (c) such other managerial assistance as XAI shall deem necessary or appropriate for ESTG's business.